Exhibit 99.1
Edgewell Personal Care Completes the Sale of its Feminine Care Business to Essity for $340M

SHELTON, Conn. – February 2, 2026 – Edgewell Personal Care Company (NYSE: EPC) today announced that it has completed the sale of its feminine care business to Essity, a leading global health and hygiene company based in Sweden, for $340 million. Edgewell intends to use the net proceeds from the sale, after taxes and transaction costs, primarily to strengthen its balance sheet and pay down the balance of U.S. revolving credit facility while continuing to invest in the long-term growth of its core businesses.

“Completing the sale of our Feminine Care business is a pivotal step in Edgewell’s transformation. By simplifying our portfolio and focusing our resources on shave, sun and skin care, and grooming, we are positioning Edgewell to be a more focused, agile and durable personal care company,” said Edgewell President and CEO Rod Little. “The proceeds from this transaction will strengthen our balance sheet, support debt reduction and reinvestment behind our core brands and innovation pipeline, as we look to drive sustainable growth and long‑term value for shareholders, while our Feminine Care colleagues gain new opportunities as part of Essity, a global leader in health and hygiene.”
Edgewell expects to work closely with Essity to ensure a smooth transition for employees, customers, and consumers of the Feminine Care business. The Company and Essity entered into a Transition Services Agreement to provide certain support services in the areas of accounting, information technology, quality assurance, operations and supply chain, and sales for a period of at least one year from the closing of the transaction.
The Company will provide unaudited condensed consolidated financial information prepared in accordance with Article 11 of Regulation S-X to reflect the sale of the Feminine Care business as a discontinued operation. This pro forma condensed consolidated financial information is expected to be made available to investors in a Current Report on Form 8-K on or before February 6, 2026, while additional supplemental financial information will be provided during the Company’s First Quarter Fiscal 2026 earnings call on February 9, 2026.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our anticipated uses of net proceeds from the transaction, anticipated benefits of the transaction to us and our stakeholders, and our strategy, future financial results, and competitive position. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our ability to compete in products and prices, as well as costs, in an intensely competitive industry; the loss of any of our principal customers or changes in the policies of our principal customers; our inability to design and execute a successful omnichannel strategy; our ability to attract, retain and develop key personnel; fluctuations in the price and supply of raw materials and costs of labor, warehousing and transportation; as well as the other factors described in our Annual Report on Form 10-K for the year ended September 30, 2025, and as may be updated in the Company’s other filings with the Securities and Exchange Commission. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

About Edgewell Personal Care
Edgewell is a leading pure-play consumer products company with an attractive, diversified portfolio of established brand names such as Schick®, Wilkinson Sword® and Billie® men's and women's shaving systems and disposable razors; Edge and Skintimate® shave preparations; Banana Boat®, Hawaiian Tropic®, Bulldog®, Jack Black®, and CREMO® sun and skin care products; and Wet Ones® products. The Company has a broad global footprint and operates in more than 50 markets, including the U.S., Canada, Mexico, Germany, Japan, the U.K. and Australia, with approximately 6,700 employees worldwide.

Company Contact
Chris Gough
Vice President, Investor Relations
    203-944-5706